Exhibit 5.1


                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                  June 21, 2000

                         A.I. Receivables Transfer Corp.
                       Registration Statement on Form S-3

A.I. Receivables Transfer Corp.
160 Water Street
New York, New York  10038

                     We have acted as counsel to A.I. Receivables Transfer Corp., a Delaware corporation, (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, (together with the exhibits and any and all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of asset-backed notes (the "Asset-Backed Notes"). As described in the Registration Statement, the Asset-Backed Notes will be issued in series (and may be issued in classes within any given series), with each series being issued by AIG Credit Premium Finance Master Trust, a Delaware business trust, (the "Trust") which was formed by the Company pursuant to a master trust agreement (the "Master Trust Agreement") between the Trust and Chase Manhattan Bank Delaware, as owner trustee (the "Trustee") secured by a base indenture, (the "Base Indenture") between the Trust and Bank One, National Association, as indenture trustee (the "Indenture Trustee"), which will be supplemented by an Indenture Supplement for each series (the "Indenture Supplement" and the Base Indenture as so supplemented, the "Indenture").

                     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Master Trust Agreement, the Base Indenture, the form of Indenture Supplement filed with the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers, directors and representatives of the Company, and the Trust, and have made such inquiries of such officers, directors and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                     In such examination, we have assumed the genuineness of all signature, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Trust. We have also assumed that the Company and the Trust are duly organized and validly existing and have the requisite power and authority to execute, deliver and perform their obligations under the Master Trust Agreement and the Indenture.



NY2:\923707\01\JSQJ01!.DOC\11278.0007

The opinion set forth below is also based on the assumptions that (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Asset-Backed Notes have been or will be duly approved by the Board of Directors (or the authorized designees) of the Company, (iii) the Master Trust Agreement, the Base Indenture and the Indenture Supplement have been duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Asset-Backed Notes have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Master Trust Agreement and sold and delivered by the Trust against payment therefor.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that any Asset-Backed Notes, when sold, will be legally issued, fully paid and non-assessable and will be the binding obligation of the Trust, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject to general principles or equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     The opinions herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.





                                           Very truly yours,

                                           /s/ Weil, Gotshal & Manges LLP














                                       2